Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG ANNOUNCES FOURTH-QUARTER NET EARNINGS
FROM CONTINUING OPERATIONS OF $0.43 PER DILUTED SHARE

ESTABLISHES 2011 FINANCIAL GUIDANCE
NASHVILLE, Tenn. — (February 24, 2011) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the fourth quarter and year ended December 31, 2010. Revenues increased 11% to $184,724,000 for the quarter from $166,002,000 for the fourth quarter of 2009. Net earnings from continuing operations attributable to AmSurg common shareholders for the fourth quarter of 2010 were $13,222,000, or $0.43 per diluted share, compared with $12,729,000, or $0.41 per diluted share, for the fourth quarter of 2009. The results for the fourth quarter of 2010 included an incremental negative impact of $0.01 per diluted share from the revision of the Medicare payment system for ASCs and $0.04 per diluted share from the higher interest costs related to the refinancing of the Company’s credit facility in May 2010, as previously disclosed.
     Revenues for the year ended December 31, 2010 increased 8% to $710,409,000 from $658,223,000 for 2009. Net earnings from continuing operations attributable to AmSurg common shareholders were $51,947,000, or $1.69 per diluted share, for 2010 compared with $51,826,000, or $1.68 per diluted share, for 2009. The results for 2010 included an incremental negative impact of $0.06 per diluted share from the revision of the Medicare payment system for ASCs and $0.10 per diluted share from the higher interest costs related to the refinancing of the Company’s credit facility.
     Mr. Holden remarked, “AmSurg’s comparable-quarter results strengthened for the fourth quarter of 2010, with an 11% increase in revenues and 5% growth in per-share earnings, after slight declines for the two previous quarters. Procedure growth of 9% contributed to our revenue growth for the quarter, as did a 2% increase in average revenue per procedure, which we attribute primarily to procedure mix. With same-center revenues flat with the fourth quarter of 2009, our procedure growth reflected the expansion in the average number of centers in operation for the fourth quarter of 2010 to 202 from 190 for the fourth quarter of 2009. Despite the deleveraging impact of flat same-center revenues, our continued focus on cost management and efficiency initiatives produced improved comparable-quarter EBITDA less noncontrolling interests as a percentage of revenues for the second consecutive quarter.
     “We acquired three additional centers during the fourth quarter and seven for the full year. We classified five centers as discontinued operations during the fourth quarter and expect final disposition of the centers to generate sales proceeds of approximately $5 million. We had expected to complete the acquisition of seven other centers under letter of intent by the end of
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AMSG Reports Fourth-Quarter Results

February 24, 2011
2010. We have now completed one of these acquisitions, executed purchase agreements contingent on regulatory approval for another two of the centers and expect to complete the acquisition of the remaining four centers near the end of the first quarter. These seven centers are included in the eight centers we had under letter of intent at the end of 2010. We also have one center under development, which we expect to open in 2011.
     “Net cash flows from operating activities for the fourth quarter of 2010 were $65.8 million, and distributions to noncontrolling interests, which are included in net cash flows from financing activities, were $33.4 million. Operating net cash flows less these distributions totaled $32.4 million for the fourth quarter, with which we funded capital expenditures for the quarter of $5.8 million and acquisitions of $12.1 million. We also reduced our debt during the fourth quarter and completed the quarter with a ratio of total debt to trailing 12 months EBITDA of 2.3 compared with 2.6 at the end of 2009. At the end of 2010, we had cash and cash equivalents of $34.1 million and availability under our revolving credit facility of $187.0 million.
     “Our guidance for 2011 includes the impact of headwinds from the last year of the four-year phase-in of the revised Medicare payment system, the partial year impact of the 2010 refinancing of our revolving credit facility and an increased effective tax rate. In addition, based on our same-center performance in the first quarter to-date and ongoing concern about high unemployment and sluggish economic conditions, we expect continuing negative leverage from flat to declining same-center procedures for 2011. As a result, we today established the following guidance for the 2011 fiscal year and for the first quarter of 2011:
•	Revenues in a range of $740 million to $770 million for 2011.

•	Same-center revenues in a range of 0% to a negative 1% for 2011.

•	The addition of 18 to 20 new centers for the year.

•	Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $90 million to $95 million.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for 2011 in a range of $1.64 to $1.68, which includes a negative $0.05 impact from the effect of the revised Medicare payment system and a negative $0.07 impact from higher interest costs related to the refinancing of our revolving credit facility and from the higher effective tax rate.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for the first quarter of 2011 in a range of $0.37 to $0.39 per diluted share, including a negative $0.01 impact from the effect of the revised Medicare payment system revision and a negative $0.04 impact from the higher interest costs related to the refinancing of our credit facility and from the higher effective tax rate.”
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. Holden concluded, “The strong headwinds AmSurg has faced during 2010 will affect our financial results for 2011. While we continue to focus on offsetting the deleveraging effect
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AMSG Reports Fourth-Quarter Results

February 24, 2011
of weak same-center revenue performance through initiatives to reengineer, automate and simplify our operations, our guidance anticipates significant margin pressure for 2011.
     “Our outlook for 2012 is substantially better. While we have limited visibility as to the timing or sustainability of any strengthening in the nation’s economic environment, we believe that our operating structure enables us to produce operating leverage with a relatively small sustained increase in same-center revenues. In addition, we expect our results for 2012 to benefit from:
•	the completion of reductions in Medicare rate reimbursement in 2011, with no scheduled reduction in Medicare rates for 2012 for the first time in four years;

•	the cycling at the end of May 2011 of the comparative negative impact of our refinancing at the end of May 2010;

•	no expected negative comparative impact for changes in our effective tax rate.
     “With our leading GI and ophthalmology market share and the growing recognition of the high quality ASCs offer in the most affordable modality for many surgical procedures, we are confident that we are strongly positioned to benefit from clear demographic trends and from health care reform. In addition, we have a strong financial position and a robust pipeline of prospective center acquisitions. We are also continuously focused on ensuring that we are the strategic partner of choice for physicians. In pursuit of that goal, we achieved further material gains in physician satisfaction during 2010. As a result and despite the challenges we face in 2011, we are confident of our direction, our resources and our opportunities for long-term growth in earnings and shareholder value.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other filings with the Securities and Exchange Commission, including the following risks: adverse impacts on the Company’s business associated with current and future economic conditions; the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to
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AMSG Reports Fourth-Quarter Results

February 24, 2011
obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors that may affect the Company’s surgery centers; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; and potential liability relating to the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At December 31, 2010, AmSurg owned a majority interest in 204 continuing centers in operation and had one center under development.
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AMSG Reports Fourth-Quarter Results

February 24, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Statement of Earnings Data:

Revenues	$184,724	$166,002	$710,409	$658,223
Operating expenses:
Salaries and benefits	56,576	49,898	213,274	197,569
Supply cost	24,293	21,131	94,064	81,607
Other operating expenses	37,058	34,826	148,878	134,574
Depreciation and amortization	6,427	5,697	24,910	22,351

Total operating expenses	124,354	111,552	481,126	436,101

Operating income	60,370	54,450	229,283	222,122
Interest expense	4,386	1,768	13,371	7,647

Earnings from continuing operations before income taxes	55,984	52,682	215,912	214,475
Income tax expense	8,653	8,669	34,324	35,067

Net earnings from continuing operations	47,331	44,013	181,588	179,408
Discontinued operations:
Earnings from operations of discontinued interest in surgery centers, net of income tax	525	697	1,640	2,644
Loss on disposal of discontinued interest in surgery centers, net of income tax	(2,635)	(850)	(2,732)	(702)

Net (loss) earnings from discontinued operations	(2,110)	(153)	(1,092)	1,942

Net earnings	45,221	43,860	180,496	181,350
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	34,109	31,284	129,641	127,582
Net earnings from discontinued operations	244	427	1,030	1,620

Total net earnings attributable to noncontrolling interests	34,353	31,711	130,671	129,202

Net earnings attributable to AmSurg Corp. common shareholders	$10,868	$12,149	$49,825	$52,148

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$13,222	$12,729	$51,947	$51,826
Discontinued operations, net of income tax	(2,354)	(580)	(2,122)	322

Net earnings attributable to AmSurg Corp. common shareholders	$10,868	$12,149	$49,825	$52,148

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.44	$0.42	$1.72	$1.69
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	(0.08)	(0.02)	(0.07)	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.36	$0.40	$1.65	$1.71

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.43	$0.41	$1.69	$1.68
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	(0.08)	(0.02)	(0.07)	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.35	$0.40	$1.62	$1.69

Weighted average number of shares and share equivalents (000’s):
Basic	30,318	30,206	30,255	30,576
Diluted	30,763	30,686	30,689	30,862
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AMSG Reports Fourth-Quarter Results

February 24, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Operating Data:

Continuing centers in operation at end of period	204	197	204	197
New centers added during the period	3	8	7	14
Centers discontinued during the period	5	—	5	1
Centers under development/not opened at end of period	1	1	1	1
Centers under letter of intent	8	1	8	1
Average number of centers in operation	202	190	200	188
Average revenue per center	$914	$874	$3,552	$3,501
Same center revenues (decrease) increase	0%	1%	(2%)	0%
Procedures performed during the period	331,729	305,129	1,276,231	1,215,784
Income tax expense attributable to noncontrolling interests	$31	$200	$628	$639
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$13,222	$12,729	$51,947	$51,826
Add: income tax expense	8,653	8,669	34,324	35,067
Add: interest expense, net	4,386	1,768	13,371	7,647
Add: depreciation and amortization	6,427	5,697	24,910	22,351

EBITDA	$32,688	$28,863	$124,552	$116,891

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports Fourth-Quarter Results

February 24, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	December 31,	December 31,
	2010	2009
Balance Sheet Data:

Assets

Current assets:
Cash and cash equivalents	$34,147	$29,377
Accounts receivable, net of allowance of $13,070 and $12,375, respectively	67,617	66,886
Supplies inventory	10,157	8,745
Deferred income taxes	1,509	2,324
Prepaid and other current assets	18,660	15,408
Current assets held for sale	866	34

Total current assets	132,956	122,774

Property and equipment, net	119,167	120,158
Goodwill	894,497	813,876
Intangible assets, net	11,361	9,797
Long-term assets held for sale	7,897	170
Long-term receivables	—	56

Total assets	$1,165,878	$1,066,831

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$6,648	$5,989
Accounts payable	15,291	14,821
Accrued salaries and benefits	17,952	18,156
Other accrued liabilities	3,136	3,208
Income taxes payable	—	402
Current liabilities held for sale	536	37

Total current liabilities	43,563	42,613

Long-term debt	283,215	296,783
Deferred income taxes	90,089	71,665
Other long-term liabilities	24,404	22,036
Noncontrolling interests — redeemable	147,740	123,363
Equity:
Common stock, no par value 70,000,000 shares authorized, 31,039,770 and 30,674,525 shares outstanding, respectively	171,522	163,729
Retained earnings	393,061	343,236
Accumulated other comprehensive loss, net of income taxes	(515)	(1,849)

Total AmSurg Corp. equity	564,068	505,116
Noncontrolling interests — non-redeemable	12,799	5,255

Total equity	576,867	510,371

Total liabilities and equity	$1,165,878	$1,066,831

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AMSG Reports Fourth-Quarter Results

February 24, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Statement of Cash Flow Data:

Cash flows from operating activities:
Net earnings	$45,221	$43,860	$180,496	$181,350
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	6,427	5,697	24,910	22,351
Net loss on sale and impairment of long-lived assets	4,084	21	4,243	455
Share-based compensation	1,444	966	4,869	4,068
Excess tax benefit from share-based compensation	(119)	(5)	(200)	(32)
Deferred income taxes	4,830	3,464	18,247	14,703
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	3,666	3,596	713	1,494
Supplies inventory	(901)	(418)	(541)	(60)
Prepaid and other current assets	(3,184)	(1,754)	(3,364)	(733)
Accounts payable	2,033	2,233	(220)	1,289
Accrued expenses and other liabilities	2,116	(1,473)	168	6,666
Other, net	202	347	1,254	1,033

Net cash flows provided by operating activities	65,819	56,534	230,575	232,584

Cash flows from investing activities:
Acquisition of interest in surgery centers and related transactions	(12,075)	(76,121)	(53,690)	(95,826)
Acquisition of property and equipment	(5,775)	(3,421)	(19,275)	(19,930)
Proceeds from the sale of surgery centers	60	400	60	1,298
Repayment of notes receivable	—	—	—	1,666

Net cash flows used in investing activities	(17,790)	(79,142)	(72,905)	(112,792)

Cash flows from financing activities:
Proceeds from long-term borrowings	20,030	84,719	176,619	137,178
Repayment on long-term borrowings	(31,423)	(29,902)	(195,960)	(116,951)
Distributions to noncontrolling interests	(33,449)	(33,660)	(132,110)	(130,855)
Proceeds from issuance of common stock upon exercise of stock options	1,900	23	2,583	201
Repurchase of common stock	—	—	—	(12,587)
Capital contributions and ownership transactions by noncontrolling interests	160	178	224	1,036
Excess tax benefit from share-based compensation	119	5	200	32
Financing cost incurred	(16)	(6)	(4,456)	(17)

Net cash flows (used in) provided by financing activities	(42,679)	21,357	(152,900)	(121,963)

Net increase (decrease) in cash and cash equivalents	5,350	(1,251)	4,770	(2,171)
Cash and cash equivalents, beginning of period	28,797	30,628	29,377	31,548

Cash and cash equivalents, end of period	$34,147	$29,377	$34,147	$29,377

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AMSG Reports Fourth-Quarter Results

February 24, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)
Presented below is certain statement of earnings and operating data for prior quarterly periods in 2010, which have been restated in order to include additional discontinued operations.

				For the Nine
	For the Three Months Ended			Months Ended
	March 31,	June 30,	Sept. 30,	Sept. 30,
	2010	2010	2010	2010
Statement of Earnings Data:

Revenues	$170,116	$177,498	$178,071	$525,685

Operating expenses:
Salaries and benefits	51,176	51,811	53,711	156,698
Supply cost	22,778	23,285	23,708	69,771
Other operating expenses	36,800	38,006	37,014	111,820
Depreciation and amortization	5,662	5,850	6,971	18,483

Total operating expenses	116,416	118,952	121,404	356,772

Operating income	53,700	58,546	56,667	168,913

Interest expense	1,839	3,135	4,011	8,985

Earnings from continuing operations before income taxes	51,861	55,411	52,656	159,928
Income tax expense	8,621	9,252	7,798	25,671

Net earnings from continuing operations	43,240	46,159	44,858	134,257

Net earnings from discontinued operations	272	469	277	1,018

Net earnings	43,512	46,628	45,135	135,275

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	30,554	33,194	31,784	95,532
Net earnings from discontinued operations	261	292	233	786

Total net earnings attributable to noncontrolling interests	30,815	33,486	32,017	96,318

Net earnings attributable to AmSurg Corp. common shareholders	$12,697	$13,142	$13,118	$38,957

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$12,686	$12,965	$13,074	$38,725
Discontinued operations, net of income tax	11	177	44	232

Net earnings attributable to AmSurg Corp. common shareholders	$12,697	$13,142	$13,118	$38,957

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.42	$0.43	$0.43	$1.28
Net earnings from discontinued operations attributable to AmSurg Corp. common shareholders	0.00	0.01	0.00	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.42	$0.43	$0.43	$1.29

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.41	$0.42	$0.43	$1.26
Net earnings from discontinued operations attributable to AmSurg Corp. common shareholders	0.00	0.01	0.00	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.41	$0.43	$0.43	$1.27

Weighted average number of shares and share equivalents (000’s):
Basic	30,212	30,239	30,251	30,234
Diluted	30,716	30,655	30,620	30,663
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AMSG Reports Fourth-Quarter Results

February 24, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)
Presented below is certain statement of earnings and operating data for 2009, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2009	2009	2009	2009	2009
Statement of Earnings Data:

Revenues	$160,823	$166,122	$165,276	$166,002	$658,223

Operating expenses:
Salaries and benefits	48,331	48,702	50,638	49,898	197,569
Supply cost	19,655	20,685	20,136	21,131	81,607
Other operating expenses	33,145	33,679	32,924	34,826	134,574
Depreciation and amortization	5,495	5,553	5,606	5,697	22,351

Total operating expenses	106,626	108,619	109,304	111,552	436,101

Operating income	54,197	57,503	55,972	54,450	222,122

Interest expense	1,990	2,002	1,887	1,768	7,647

Earnings from continuing operations before income taxes	52,207	55,501	54,085	52,682	214,475
Income tax expense	8,416	9,192	8,790	8,669	35,067

Net earnings from continuing operations	43,791	46,309	45,295	44,013	179,408

Net earnings (loss) from discontinued operations	524	544	1,027	(153)	1,942

Net earnings	44,315	46,853	46,322	43,860	181,350

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	31,378	32,778	32,142	31,284	127,582
Net earnings from discontinued operations	321	495	377	427	1,620

Total net earnings attributable to noncontrolling interests	31,699	33,273	32,519	31,711	129,202

Net earnings attributable to AmSurg Corp. common shareholders	$12,616	$13,580	$13,803	$12,149	$52,148

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$12,413	$13,531	$13,153	$12,729	$51,826
Discontinued operations, net of income tax	203	49	650	(580)	322

Net earnings attributable to AmSurg Corp. common shareholders	$12,616	$13,580	$13,803	$12,149	$52,148

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.40	$0.44	$0.44	$0.42	$1.69
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.01	0.00	0.02	(0.02)	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.40	$0.44	$0.46	$0.40	$1.71

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.40	$0.44	$0.43	$0.41	$1.68
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.01	0.00	0.02	(0.02)	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.40	$0.44	$0.45	$0.40	$1.69

Weighted average number of shares and share equivalents (000’s):
Basic	31,244	30,660	30,195	30,206	30,576
Diluted	31,406	30,828	30,497	30,686	30,862
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AMSG Reports Fourth-Quarter Results

February 24, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)
Presented below is certain statement of earnings and operating data for 2010 and 2009, which have been restated in order to present additional discontinued operations.

				For the Nine
	For the Three Months Ended			Months Ended
	March 31,	June 30,	Sept. 30,	Sept. 30,
	2010	2010	2010	2010
Operating Data:

Procedures	303,259	319,229	322,014	944,502
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$12,686	$12,965	$13,074	$38,725
Add: income tax expense	8,621	9,252	7,798	25,671
Add: interest expense, net	1,839	3,135	4,011	8,985
Add: depreciation and amortization	5,662	5,850	6,971	18,483

EBITDA	$28,808	$31,202	$31,854	$91,864

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2009	2009	2009	2009	2009
Operating Data:

Procedures	297,633	308,039	304,983	305,129	1,215,784
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$12,413	$13,531	$13,153	$12,729	$51,826
Add: income tax expense	8,416	9,192	8,790	8,669	35,067
Add: interest expense, net	1,990	2,002	1,887	1,768	7,647
Add: depreciation and amortization	5,495	5,553	5,606	5,697	22,351

EBITDA	$28,314	$30,278	$29,436	$28,863	$116,891

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